UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2, 2012

Buckeye Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54452	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S. Eastern Ave., Suite 200, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 938-0491

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 2, 2012, Michal Gnitecki was appointed as Secretary and a director of Buckeye Oil & Gas, Inc., a Florida corporation, (the “Registrant”).

Mr. Gnitecki, age 31, is an experienced, Alberta-based, petroleum geologist.  Since November 2010 Mr. Gnitecki has been working as a Project Manager for PHH Arc Environmental in Calgary, Alberta.  From September 2008 to October 2010 he was a Project Manager at Adler Environmental Solutions, from January 2007 to August 2008 he was an Environmental Geologist at Cirrus Environmental Services, and from June 2004 to December 2006 he was a Geotechnical Technologist at AMEC Earth and Environmental.  Mr. Gnitecki graduated from Brandon University in Manitoba, Canada with a Bachelor of Science – Geology in 2004.

Also effective as of April 2, 2012, Manny Dhinsa was removed as Secretary and a director of the Registrant.

Mr. Gnitecki will be paid CDN $500 per month to serve as a director and officer of the Registrant.  For all the terms and provisions of the service agreement, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Document

10.1	Service Agreement dated April 2, 2012 between Michal Gnitecki and Buckeye Oil & Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2012

BUCKEYE OIL & GAS, INC.

By:           /s/ Pol Brisset
Name:      Pol Brisset
Title:        President and Chief Executive Officer